                                                Filed Pursuant to Rule 424(b)(3)

                                           Registration Statement No. 333-112367

   PRICING SUPPLEMENT TO THE PROSPECTUS SUPPLEMENT NO. 372 DATED FEBRUARY 6,
                                2004 -- NO. 455

(GOLDMAN SACHS LOGO)
                         THE GOLDMAN SACHS GROUP, INC.
                          Medium-Term Notes, Series B

                             ----------------------

                                  $15,000,000
           2.5% Aggregate Mandatory Exchangeable Notes due June 2005 (Exchangeable for Common Stock of a Basket of Five Stocks)

                             ----------------------

     This pricing supplement and the accompanying prospectus supplement no. 372, relating to the aggregate mandatory exchangeable notes, should be read together. Because the aggregate mandatory exchangeable notes are part of a series of our debt securities called Medium-Term Notes, Series B, this pricing supplement and the accompanying prospectus supplement no. 372 should also be read with the accompanying prospectus dated February 6, 2004, as supplemented by the accompanying prospectus supplement dated February 6, 2004. Terms used here have the meanings given them in the accompanying prospectus supplement no. 372, unless the context requires otherwise.

     The aggregate mandatory exchangeable notes offered by this pricing supplement, which we call the "offered notes", have the terms described in the accompanying prospectus supplement no. 372, as supplemented or modified by the following:

ISSUER:  The Goldman Sachs Group, Inc.

BASKET STOCKS: the common stock of BJ Services Company, ENSCO International Incorporated, GlobalSantaFe Corporation, Transocean Inc. and Weatherford International Ltd. with each stock having a relative weight on the trade date of 15%, 25%, 25%, 20% and 15% respectively

FACE AMOUNT: each offered note will have a face amount equal to $100.00; the aggregate face amount for all the offered notes is $15,000,000

ORIGINAL ISSUE PRICE:  100% of the face amount

NET PROCEEDS TO THE ISSUER:  99.95% of the face amount

TRADE DATE:  November 30, 2004

SETTLEMENT DATE (ORIGINAL ISSUE DATE): December 7, 2004

STATED MATURITY DATE:  June 7, 2005, unless extended for up to six business days

INTEREST RATE (COUPON):  2.5% per year

INTEREST PAYMENT DATES:  March 7, 2005 and June 7, 2005

REGULAR RECORD DATES: for the interest payment dates specified above, five business days before March 7 and June 7, respectively

CUSIP NO.:  38143Y889

     Your investment in the notes involves certain risks. We encourage you to read "Additional Risk Factors Specific to Your Note" beginning on page S-3 of the accompanying prospectus supplement no. 372 so that you may better understand those risks. The offered notes are not principal-protected and the payment amount is capped.

                             ----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------


     Goldman Sachs may use this pricing supplement in the initial sale of the offered notes. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this pricing supplement in a market-making transaction in an offered note after its initial sale. UNLESS GOLDMAN SACHS OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PRICING SUPPLEMENT IS BEING USED IN A MARKET-MAKING TRANSACTION.

                              GOLDMAN, SACHS & CO.

                             ----------------------

                  PRICING SUPPLEMENT DATED NOVEMBER 30, 2004.

PRINCIPAL AMOUNT:                     On the stated maturity date, each offered
                                      note will be exchanged for, with respect to each basket stock, a number of shares of that basket stock equal to the exchange rate for that basket stock or, at the option of Goldman Sachs, for the cash value of that basket stock based on the relevant final basket stock price.

EXCHANGE RATE FOR EACH BASKET
STOCK: If the final basket stock price equals or exceeds the relevant threshold appreciation price, then the exchange rate will equal a number of shares of that basket stock equal to the relevant threshold fraction multiplied by the weighting amount for that basket stock for each offered note outstanding. The face amount for one offered note equals $100.00. Otherwise, the exchange rate for the relevant basket stock will equal a number of shares of that basket stock equal to the weighting amount for that basket stock for each offered note outstanding. The exchange rate is subject, in certain circumstances, to anti-dilution adjustment as described in the accompanying prospectus supplement no. 372.

                                      Please note that the amount you receive
                                      for each $100.00 of outstanding face
                                      amount on the stated maturity date could be substantially less than $100.00 and will not in any event exceed $125.00, which represents the sum of the products, with respect to each basket stock, of the relevant threshold appreciation price multiplied by the relevant weighting amount. You could lose your entire investment in the offered notes.

INITIAL BASKET STOCK PRICE:           The initial stock price for each of the
                                      basket stocks is as follows:

                                                   1.   BJ Services Company            $51.076 per share
                                                   2.   ENSCO International            $31.393 per share
                                                        Incorporated
                                                   3.   GlobalSantaFe Corporation      $31.309 per share
                                                   4.   Transocean Inc.                $40.408 per share
                                                   5.   Weatherford International      $53.683 per share
                                                        Ltd.

FINAL BASKET STOCK PRICE:             The closing price of one share of the
                                      relevant basket stock on the determination date, subject to anti-dilution adjustment.

DETERMINATION DATE:                   The fifth business day prior to June 7,
                                      2005 unless extended for up to five
                                      business days.

THRESHOLD APPRECIATION PRICE:         For each basket stock, the initial basket
                                      stock price times 1.25. The threshold
                                      appreciation price for each of the basket stocks is as follows:

                                                   1.   BJ Services Company            $63.845 per share
                                                   2.   ENSCO International            $39.241 per share
                                                        Incorporated
                                                   3.   GlobalSantaFe Corporation      $39.136 per share
                                                   4.   Transocean Inc.                $50.510 per share
                                                   5.   Weatherford International      $67.104 per share
                                                        Ltd.

WEIGHTING AMOUNT:                     The weighting amount for each of the
                                      basket stocks is as follows:

                                                   1.   BJ Services Company              0.2937 per note
                                                   2.   ENSCO International              0.7964 per note
                                                        Incorporated
                                                   3.   GlobalSantaFe Corporation        0.7985 per note
                                                   4.   Transocean Inc.                  0.4950 per note
                                                   5.   Weatherford International Ltd.   0.2794 per note

THRESHOLD FRACTION:                  For each basket stock, the threshold
                                     appreciation price divided by the final
                                     basket stock price for that basket stock.

NO LISTING:                          The offered notes will not be listed on any
                                     securities exchange or interdealer market quotation system.

HYPOTHETICAL PAYMENT AMOUNT:         The tables below show several examples of
                                     hypothetical payment amounts that we would deliver on the stated maturity date in exchange for each $100.00 of the outstanding face amount of your note, if the final basket stock prices were any of the hypothetical prices shown in the final basket stock price columns. For this purpose, we have assumed that there will be no anti-dilution adjustments to the exchange rates for the basket stocks and no market disruption events.

                                     The prices in the final basket stock price column represent hypothetical closing prices for one share of the relevant basket stock on the determination date. The amounts in the exchange amount at maturity column represent the hypothetical cash value of each basket stock to be exchanged for each outstanding note, based on the hypothetical final basket stock price for that basket stock.

EXAMPLE 1: ALL BASKET STOCK PRICES INCREASE BY 10%.

                                      INITIAL       THRESHOLD     WEIGHTING       FINAL       EXCHANGE
                                    BASKET STOCK   APPRECIATION     AMOUNT     BASKET STOCK   AMOUNT AT
STOCK                  WEIGHT (%)      PRICE          PRICE       (PER NOTE)      PRICE       MATURITY
-----                  ----------   ------------   ------------   ----------   ------------   ---------
BJ Services Company..     15.0        $51.076        $63.845        0.2937       $56.1836       $16.50
ENSCO International
  Incorporated.......     25.0        $31.393        $39.241        0.7964       $34.5323       $27.50
GlobalSantaFe
  Corporation........     25.0        $31.309        $39.136        0.7985       $34.4399       $27.50
Transocean Inc. .....     20.0        $40.408        $50.510        0.4950       $44.4488       $22.00
Weatherford
  International
  Ltd. ..............     15.0        $53.683        $67.104        0.2794       $59.0513       $16.50
Exchange amount at maturity for each note:                                                     $110.00

EXAMPLE 2: ALL BASKET STOCK PRICES INCREASE BY 30%.

                                      INITIAL       THRESHOLD     WEIGHTING       FINAL       EXCHANGE
                                    BASKET STOCK   APPRECIATION     AMOUNT     BASKET STOCK   AMOUNT AT
STOCK                  WEIGHT (%)      PRICE          PRICE       (PER NOTE)      PRICE       MATURITY
-----                  ----------   ------------   ------------   ----------   ------------   ---------
BJ Services Company..     15.0        $51.076        $63.845        0.2937       $66.3988       $18.75
ENSCO International
  Incorporated.......     25.0        $31.393        $39.241        0.7964       $40.8109       $31.25
GlobalSantaFe
  Corporation........     25.0        $31.309        $39.136        0.7985       $40.7017       $31.25
Transocean Inc. .....     20.0        $40.408        $50.510        0.4950       $52.5304       $25.00
Weatherford
  International
  Ltd. ..............     15.0        $53.683        $67.104        0.2794       $69.7879       $18.75
Exchange amount at maturity for each note:                                                     $125.00

EXAMPLE 3: ALL BASKET STOCK PRICES DECREASE BY 10%.

                                      INITIAL       THRESHOLD     WEIGHTING       FINAL       EXCHANGE
                                    BASKET STOCK   APPRECIATION     AMOUNT     BASKET STOCK   AMOUNT AT
STOCK                  WEIGHT (%)      PRICE          PRICE       (PER NOTE)      PRICE       MATURITY
-----                  ----------   ------------   ------------   ----------   ------------   ---------
BJ Services Company..     15.0        $51.076        $63.845        0.2937       $45.9684       $13.50
ENSCO International
  Incorporated.......     25.0        $31.393        $39.241        0.7964       $28.2537       $22.50
GlobalSantaFe
  Corporation........     25.0        $31.309        $39.136        0.7985       $28.1781       $22.50
Transocean Inc. .....     20.0        $40.408        $50.510        0.4950       $36.3672       $18.00
Weatherford
  International
  Ltd. ..............     15.0        $53.683        $67.104        0.2794       $48.3147       $13.50
Exchange amount at maturity for each note:                                                      $90.00

EXAMPLE 4: THE BASKET STOCK PRICES OF ENSCO INTERNATIONAL INCORPORATED AND
           GLOBALSANTAFE CORPORATION BOTH DECREASE BY 10%, AND THE BASKET STOCK PRICES OF BJ SERVICES COMPANY AND TRANSOCEAN INC. BOTH INCREASE BY 5%.

                                      INITIAL       THRESHOLD     WEIGHTING       FINAL       EXCHANGE
                                    BASKET STOCK   APPRECIATION     AMOUNT     BASKET STOCK   AMOUNT AT
STOCK                  WEIGHT (%)      PRICE          PRICE       (PER NOTE)      PRICE       MATURITY
-----                  ----------   ------------   ------------   ----------   ------------   ---------
BJ Services Company..     15.0        $51.076        $63.845        0.2937       $53.6298       $15.75
ENSCO International
  Incorporated.......     25.0        $31.393        $39.241        0.7964       $28.2537       $22.50
GlobalSantaFe
  Corporation........     25.0        $31.309        $39.136        0.7985       $28.1781       $22.50
Transocean Inc. .....     20.0        $40.408        $50.510        0.4950       $42.4284       $21.00
Weatherford
  International
  Ltd. ..............     15.0        $53.683        $67.104        0.2794       $53.6830       $15.00
Exchange amount at maturity for each note:                                                      $96.75

EXAMPLE 5: THE BASKET STOCK PRICE OF GLOBALSANTAFE CORPORATION DECREASES BY 80%,
           THE BASKET STOCK PRICES OF ENSCO INTERNATIONAL INCORPORATED AND TRANSOCEAN INC. BOTH INCREASE BY 5%, AND THE BASKET STOCK PRICES OF BJ SERVICES COMPANY AND WEATHERFORD INTERNATIONAL LTD. BOTH INCREASE BY 20%.

                                      INITIAL       THRESHOLD     WEIGHTING       FINAL       EXCHANGE
                                    BASKET STOCK   APPRECIATION     AMOUNT     BASKET STOCK   AMOUNT AT
STOCK                  WEIGHT (%)      PRICE          PRICE       (PER NOTE)      PRICE       MATURITY
-----                  ----------   ------------   ------------   ----------   ------------   ---------
BJ Services Company..     15.0        $51.076        $63.845        0.2937       $61.2912       $18.00
ENSCO International
  Incorporated.......     25.0        $31.393        $39.241        0.7964       $32.9627       $26.25
GlobalSantaFe
  Corporation........     25.0        $31.309        $39.136        0.7985        $6.2618        $5.00
Transocean Inc. .....     20.0        $40.408        $50.510        0.4950       $42.4284       $21.00
Weatherford
  International
  Ltd. ..............     15.0        $53.683        $67.104        0.2794       $64.4196       $18.00
Exchange amount at maturity for each note:                                                      $88.25

EXAMPLE 6: ALL BASKET STOCK PRICES DECREASE BY 40%.

                                      INITIAL       THRESHOLD     WEIGHTING       FINAL       EXCHANGE
                                    BASKET STOCK   APPRECIATION     AMOUNT     BASKET STOCK   AMOUNT AT
STOCK                  WEIGHT (%)      PRICE          PRICE       (PER NOTE)      PRICE       MATURITY
-----                  ----------   ------------   ------------   ----------   ------------   ---------
BJ Services Company..     15.0        $51.076        $63.845        0.2937       $30.6456        $9.00
ENSCO International
  Incorporated.......     25.0        $31.393        $39.241        0.7964       $18.8358       $15.00
GlobalSantaFe
  Corporation........     25.0        $31.309        $39.136        0.7985       $18.7854       $15.00
Transocean Inc. .....     20.0        $40.408        $50.510        0.4950       $24.2448       $12.00
Weatherford
  International
  Ltd. ..............     15.0        $53.683        $67.104        0.2794       $32.2098        $9.00
Exchange amount at maturity for each note:                                                      $60.00

                                      The payment amounts shown above in
                                      examples one to six are entirely
                                      hypothetical; they are based on market
                                      prices for the basket stocks that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your note on the stated maturity date or at any other time, including any time you may wish to sell your note, may bear little relation to the hypothetical exchange amounts shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered notes or on an investment in any of the basket stocks. Please read "Additional Risk Factors Specific to Your Note" and "Hypothetical Payment Amounts on Your Note" in the accompanying prospectus supplement no. 372.

                                      Payments on your note are economically
                                      equivalent to the amounts that would be
                                      paid on a combination of other
                                      instruments. For example, payments on your note are economically equivalent to the amounts that would be paid on a combination of an interest bearing bond bought, and an option sold, by the holder (with an implicit option premium paid over time to the holder). The discussion in this paragraph does not modify or affect the terms of the offered notes or the United States income tax treatment of the offered notes as described under "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying prospectus supplement no. 372.

HEDGING: In anticipation of the sale of the offered notes, we and/or our affiliates have entered into hedging transactions involving purchases of all of the basket stocks on the trade date. For a description of how our hedging and other trading activities may affect the value of your note, see "Additional Risk Factors Specific to Your Note -- Our Business Activities May Create Conflicts of Interest Between You and Us" and "Use of Proceeds and Hedging" in the accompanying prospectus supplement no. 372.

DESCRIPTION OF THE BASKET STOCK
ISSUERS: According to its publicly available documents, BJ Services Company is a provider of pressure pumping and other oilfield services serving the petroleum industry worldwide. Information filed with the SEC by BJ Services Company under the Exchange Act can be located by referencing its SEC file number: 001-10570.

                                      According to its publicly available
                                      documents, ENSCO International
                                      Incorporated is an international offshore contract drilling company. Information filed with the SEC by ENSCO International Incorporated under the

                                      Exchange Act can be located by referencing its SEC file number: 001-08097.

                                      According to its publicly available
                                      documents, GlobalSantaFe Corporation is a worldwide oil and gas drilling contractor. Information filed with the SEC by GlobalSantaFe Corporation under the Exchange Act can be located by referencing its SEC file number: 001-14634.

                                      According to its publicly available
                                      documents, Transocean Inc. is an
                                      international provider of offshore
                                      contract drilling services for oil and gas wells. Information filed with the SEC by Transocean Inc. under the Exchange Act can be located by referencing its SEC file number: 333-75899.

                                      According to its publicly available
                                      documents, Weatherford International Ltd.
                                      is a provider of equipment and services
                                      used for the drilling, completion and
                                      production of oil and natural gas wells.
                                      Information filed with the SEC by
                                      Weatherford International Ltd. under the
                                      Exchange Act can be located by referencing its SEC file number: 001-31339.

HISTORICAL TRADING PRICE
INFORMATION:                          BJ Services Company, ENSCO International
                                      Incorporated, GlobalSantaFe Corporation,
                                      Transocean Inc. and Weatherford
                                      International Ltd. are traded on the New
                                      York Stock Exchange under the symbols
                                      "BJS", "ESV", "GSF", "RIG" and "WFT"
                                      respectively. The following tables show
                                      the quarterly high, low and final closing prices as traded on the New York Stock
                                      Exchange for BJ Services Company, ENSCO
                                      International Incorporated, GlobalSantaFe
                                      Corporation, Transocean Inc. and
                                      Weatherford International Ltd., in each
                                      case for the four calendar quarters in
                                      each of 2002, 2003 and 2004, through
                                      November 30, 2004. We obtained the trading price information shown below from
                                      Bloomberg Financial Services, without
                                      independent verification.

                                  BJ SERVICES COMPANY

                                                                                        HIGH     LOW     CLOSE
                                                                                       ------   ------   ------
                                             2002
                                               Quarter ended March 31................  $35.32   $25.70   $34.47
                                               Quarter ended June 30.................  $38.65   $32.67   $33.88
                                               Quarter ended September 30............  $34.58   $23.30   $26.00
                                               Quarter ended December 31.............  $34.96   $24.90   $32.31
                                             2003
                                               Quarter ended March 31................  $35.20   $29.55   $34.39
                                               Quarter ended June 30.................  $41.95   $34.10   $37.36
                                               Quarter ended September 30............  $38.34   $32.82   $34.17
                                               Quarter ended December 31.............  $36.57   $30.90   $35.90
                                             2004
                                               Quarter ended March 31................  $45.73   $35.25   $43.27
                                               Quarter ended June 30.................  $47.20   $40.13   $45.84
                                               Quarter ended September 30............  $52.90   $44.57   $52.41
                                               Quarter ending December 31 (through
                                                 November 30, 2004)..................  $54.00   $44.95   $50.67
                                               Closing price on November 30, 2004....                    $50.67

                                  ENSCO INTERNATIONAL INCORPORATED

                                                                                        HIGH     LOW     CLOSE
                                                                                       ------   ------   ------
                                             2002
                                               Quarter ended March 31................  $30.14   $21.04   $30.14
                                               Quarter ended June 30.................  $35.36   $27.02   $27.26
                                               Quarter ended September 30............  $28.61   $21.88   $25.04
                                               Quarter ended December 31.............  $31.62   $24.83   $29.45
                                             2003
                                               Quarter ended March 31................  $30.48   $24.66   $25.51
                                               Quarter ended June 30.................  $30.90   $24.85   $26.90
                                               Quarter ended September 30............  $28.10   $24.01   $26.82
                                               Quarter ended December 31.............  $28.59   $24.77   $27.17
                                             2004
                                               Quarter ended March 31................  $30.53   $26.40   $28.17
                                               Quarter ended June 30.................  $29.10   $25.08   $29.10
                                               Quarter ended September 30............  $33.04   $27.00   $32.67
                                               Quarter ending December 31 (through
                                                 November 30, 2004)..................  $33.75   $29.02   $31.31
                                               Closing price on November 30, 2004....                    $31.31

                                  GLOBALSANTAFE CORPORATION

                                                                                        HIGH     LOW     CLOSE
                                                                                       ------   ------   ------
                                             2002
                                               Quarter ended March 31................  $33.13   $25.00   $32.70
                                               Quarter ended June 30.................  $36.40   $27.35   $27.35
                                               Quarter ended September 30............  $27.15   $19.33   $22.35
                                               Quarter ended December 31.............  $26.20   $21.90   $24.32
                                             2003
                                               Quarter ended March 31................  $25.02   $20.10   $20.65
                                               Quarter ended June 30.................  $26.35   $20.35   $23.34
                                               Quarter ended September 30............  $25.03   $21.52   $23.95
                                               Quarter ended December 31.............  $25.30   $21.03   $24.83
                                             2004
                                               Quarter ended March 31................  $30.58   $23.60   $27.77
                                               Quarter ended June 30.................  $28.53   $24.21   $26.50
                                               Quarter ended September 30............  $31.30   $24.72   $30.65
                                               Quarter ending December 31 (through
                                                 November 30, 2004)..................  $31.70   $27.42   $31.40
                                               Closing price on November 30, 2004....                    $31.40

                                  TRANSOCEAN INC.

                                                                                        HIGH     LOW     CLOSE
                                                                                       ------   ------   ------
                                             2002
                                               Quarter ended March 31................  $34.30   $26.65   $33.23
                                               Quarter ended June 30.................  $39.26   $30.35   $31.15
                                               Quarter ended September 30............  $31.22   $19.89   $20.80
                                               Quarter ended December 31.............  $25.50   $18.82   $23.20
                                             2003
                                               Quarter ended March 31................  $24.08   $20.00   $20.45
                                               Quarter ended June 30.................  $25.50   $18.84   $21.97
                                               Quarter ended September 30............  $22.02   $18.71   $20.00
                                               Quarter ended December 31.............  $24.56   $18.65   $24.01
                                             2004
                                               Quarter ended March 31................  $31.50   $23.94   $27.89
                                               Quarter ended June 30.................  $29.12   $25.47   $28.94
                                               Quarter ended September 30............  $36.19   $26.21   $35.78
                                               Quarter ending December 31 (through
                                                 November 30, 2004)..................  $41.12   $34.09   $40.27
                                               Closing price on November 30, 2004....                    $40.27

                                  WEATHERFORD INTERNATIONAL LTD.

                                                                                        HIGH     LOW     CLOSE
                                                                                       ------   ------   ------
                                             2002
                                               Quarter ended March 31................  $49.59   $32.72   $47.63
                                               Quarter ended June 30.................  $53.33   $43.20   $43.20
                                               Quarter ended September 30............  $44.85   $34.12   $37.14
                                               Quarter ended December 31.............  $43.62   $35.50   $39.93
                                             2003
                                               Quarter ended March 31................  $41.82   $35.37   $37.77
                                               Quarter ended June 30.................  $46.54   $37.35   $41.90
                                               Quarter ended September 30............  $40.98   $35.55   $37.78
                                               Quarter ended December 31.............  $38.66   $31.47   $36.00
                                             2004
                                               Quarter ended March 31................  $46.70   $36.09   $42.03
                                               Quarter ended June 30.................  $45.77   $39.93   $44.98
                                               Quarter ended September 30............  $51.02   $43.56   $51.02
                                               Quarter ending December 31 through
                                                 (November 30, 2004).................  $54.75   $49.85   $53.38
                                               Closing price November 30, 2004.......                    $53.38

                                  As indicated above, the market prices of basket stocks have been highly volatile during recent periods. It is impossible to predict whether the price of any of the basket stocks will rise or fall, and you should not view the historical prices of the basket stocks as an indication of future performance. See "Additional Risk Factors Specific to Your Note -- The Market Price of Your Note May Be Influenced by Many Unpredictable Factors" in the accompanying prospectus supplement no. 372.